EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Heritage Property Investment Trust, Inc.:

We consent to incorporation by reference in the Registration Statement dated August 13, 2002 on Form S-8 of Heritage Property Investment Trust, Inc., of our report dated January 31, 2002, relating to the consolidated financial statements and financial statement schedule of Heritage Property Investment Trust, Inc., which report refers to the adoption of Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, our report dated January 4, 2000 relating to the financial statements of Heritage Predecessor, and our report dated January 21, 2000 relating to the consolidated financial statements of Bradley Real Estate, Inc., all such reports appearing in the Registration Statement on Form S-11, as amended (Registration Statement No. 333-69118), of Heritage Property Investment Trust, Inc., declared effective on April 23, 2002.

                                             /s/KPMG LLP

Boston, Massachusetts
August 12, 2002